SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.    )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       Wellsford Real Properties, Inc.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     -----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
     -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     -----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
     -----------------------------------------------------------------------

     (5)  Total fee paid:
     -----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     -----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:
     -----------------------------------------------------------------------

     (3)  Filing Party:
     -----------------------------------------------------------------------

     (4)  Date Filed:
     -----------------------------------------------------------------------

                       WELLSFORD REAL PROPERTIES, INC.
                       535 Madison Avenue, 26th Floor
                             New York, NY 10022


                                                            April 24, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 annual meeting of stockholders which will be held on June 9, 2000, at 9:30 a.m. at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st Floor, New York, NY 10104.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                   Sincerely,



                                   Jeffrey H. Lynford
                                   Chairman of the Board



                                   Edward Lowenthal
                                   President and Chief Executive Officer

                       WELLSFORD REAL PROPERTIES, INC.

                            _____________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 9, 2000
                            _____________________

     The annual meeting of stockholders of Wellsford Real Properties, Inc. (the "Company") will be held at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104 on Friday, June 9, 2000 at 9:30 a.m. local time, for the following purposes:

     1. To elect three directors to terms expiring at the 2003 annual meeting of stockholders.

     2. To consider and act upon a proposal to amend the Company's Charter to: i) effect a reverse stock split whereby each two outstanding shares of common stock, par value $.01 per share, would be automatically converted into one share of outstanding common stock and each two shares of class A common stock, par value $.01 per share, would be automatically converted into one share of outstanding class A common stock; ii) reduce in the same proportion as the outstanding shares are reduced by the reverse stock split, the number of authorized shares of common stock of the Company from 197,650,000 to 98,825,000 and the number of authorized shares of class A common stock of the Company from 350,000 to 175,000; and
          iii) increase the par value of the common stock and class A common stock from $.01 per share to $.02 per share.

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed April 24, 2000 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     YOUR VOTE IS IMPORTANT.   ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN,
DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Jeffrey H. Lynford
                              Secretary
April 24, 2000
New York, New York

                       WELLSFORD REAL PROPERTIES, INC.
                       535 Madison Avenue, 26th Floor
                             New York, NY 10022
                            _____________________

                               PROXY STATEMENT
                            _____________________

                                June 9, 2000
                       Annual Meeting of Stockholders

                                INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, par value $.01 per share (the "Common Shares") and issued and outstanding shares of Class A common stock, par value $.01 per share (the "Class A Common Shares"), to be exercised at the annual meeting of Stockholders to be held on June 9, 2000, at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st Floor, New York, NY 10104, at 9:30 a.m. local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and enclosed Proxy Card are being mailed to the Stockholders on or about April 24, 2000.

     At the Annual Meeting, the Stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. The election of three directors to terms expiring at the 2003 annual meeting of Stockholders.

     2. To consider and act upon a proposal to amend the Company's Charter to: i) effect a reverse stock split whereby each two outstanding Common Shares, would be automatically converted into one share of outstanding common stock and each two outstanding Class A Common Shares would be automatically converted into one outstanding share of class A common stock and any holder of a fractional share of common stock or class A common stock will receive a cash payment equal to the fair market value of the fractional interest;
          ii) reduce, in the same proportion as the outstanding shares are reduced by the reverse stock split, the number of authorized shares of common stock of the Company from 197,650,000 to 98,825,000 and the number of authorized shares of class A common stock of the Company from 350,000 to 175,000; and iii) increase the par value of the common stock and class A common stock from $.01 per share to $.02 per share.

     3. The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

     4.   Such other business as may properly come before the Annual Meeting.

     Only the holders of record of the Common Shares and Class A Common Shares at the close of business on April 24, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share and Class A Common Share is entitled to one vote on all matters. As of the Record Date, an aggregate of 16,304,564 Common Shares and 339,806 Class A Common Shares were outstanding.

     A majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all the votes cast at the Annual Meeting is sufficient to elect a director (Proposal 1). The affirmative vote of Stockholders owning a majority of all the votes entitled to be cast is required to amend the Company's Charter to effect the reverse stock split and proportionate reduction in authorized shares of the Company (Proposal 2).
The affirmative vote of Stockholders owning a majority of the shares voting is required to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants (Proposal 3). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on Proposals 1 and 3. Abstentions and broker non-votes will have the effect of votes against Proposal 2.

     Each of the directors and executive officers of the Company has informed the Company that he will vote all of his respective Common Shares in favor of all of the Proposals.

     The Common Shares and Class A Common Shares represented by all properly executed Proxies will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed Proxy Cards will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a Proxy Card bearing a later date or (b) by electing to vote in person at the Annual Meeting.

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

     The directors are divided into three classes, consisting of three members whose terms expire at the Annual Meeting, two members whose terms expire at the 2001 annual meeting of Stockholders and three members whose terms expire at the 2002 annual meeting of Stockholders. At the Annual Meeting, three directors will be elected to hold office until the 2003 annual meeting of Stockholders and until their successors are elected and qualify. Richard S. Frary, who is presently a director of the Company, is a nominee for election as a director for such term. Frank Sixt and Frank J. Hoenemeyer are not going to stand for re-election as directors. Martin Bernstein and Meyer Frucher have been nominated for election as directors to fill the vacancies. The terms of Edward Lowenthal and Rodney F. Du Bois expire in 2001 and the terms of Jeffrey H. Lynford, Douglas Crocker II and Mark S. Germain expire in 2002.

     For information regarding the beneficial ownership of Common Shares and Class A Common Shares by the current directors of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the Board's nominees listed below. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a director if elected.

Nominees for Election as Directors

     The following individuals are nominees for election as directors at the Annual Meeting:

     Richard S. Frary, age 52, has been a director of the Company since December 1998. Mr. Frary is one of the founding partners of Tallwood Associates, Inc. ("Tallwood"). At Tallwood, Mr. Frary is primarily engaged in real estate acquisition, management and development. Mr. Frary also provides advisory services specializing in corporate real estate restructurings. Prior to starting Tallwood, Mr. Frary was a Managing Director at Drexel Burnham Lambert Inc. ("Drexel"). During his 11 years at Drexel, Mr. Frary was Head of the Corporate Finance Department's real estate group and a member of the department's Executive Committee. Mr. Frary has also had experience as a CPA with a big eight accounting firm, as a Chief Financial Officer ("CFO") of a New York Stock Exchange ("NYSE") listed real estate investment trust ("REIT"), and as a national homebuilder. A graduate of The Johns Hopkins University, Mr. Frary holds an MBA from Harvard Business School. Mr. Frary is a director of Washington Homes, Inc., and CGA, Ltd. and a co-founder of Brookwood Financial Co., Inc., European Property Partners and Ansonia Apartments.

     Martin Bernstein, age 63, has been President of MFP Investors, L.L.C., an investment company, since November 1998 and has been a private investor since 1988. Mr. Bernstein is also a director of The Grand Union Co., a food retailer, a director of Astro Communications, a specialty lighting company, and a trustee of MBOP Liquidation Trust, which has operated as a real estate mortgage company.

     Meyer "Sandy" Frucher, age 53, has been Chairman and Chief Executive Officer of the Philadelphia Stock Exchange ("PHLX") since June 1998 after serving on its Board of Governors since September 1997. From 1988 to 1997, Mr. Frucher was Executive Vice President-Development of Olympia & York Companies (U.S.A.) and coordinated and oversaw all of Olympia & York's development projects in the United States. From 1988 to 1999 Mr. Frucher was Trustee and then Chairman of the New York City School Construction Authority. From 1984 to 1988 he was President and Chief Executive Officer of Battery Park City Authority.
                            _____________________

           The Board recommends that you vote FOR the election of
                         each nominee for director.
                            _____________________

Other Directors

     Information concerning the other directors whose terms of office continue after the Annual Meeting is set forth below:

     Jeffrey H. Lynford, age 52, has been the Chairman of the Board, Secretary and a director of the Company since its formation in January 1997. Mr. Lynford served as the Chairman of the Board and Secretary of the Trust, from its formation in July 1992 until consummation of the Merger and was the CFO of the Trust from July 1992 until December 1994. Mr. Lynford currently serves as a trustee of Polytechnic University, Caramoor Center for Music and the Arts, a trustee emeritus of the National Trust for Historic Preservation and as a director of six real estate related mutual funds sponsored by Cohen and Steers Capital Management Inc. Mr. Lynford also serves as a trustee of EQR. He is also a member of the New York bar.

     Douglas Crocker II, age 59, has been a director of the Company since May 1997. Mr. Crocker has been President, Chief Executive Officer and a trustee of EQR, the general partner of ERP Operating Limited Partnership, since March 1993. He is also a director of Ventas, Inc., a real estate company focusing on the ownership and acquisition of health care properties and was a director of Horizon Group Incorporated, an owner, developer and operator of outlet retail properties from July 1996 to June 1998. Mr. Crocker has been President and Chief Executive Officer of First Capital Financial Corporation, a sponsor of public limited real estate partnerships ("First Capital"), since December 1992 and a director of First Capital since January 1993. He was an executive vice president of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations ("EGI"), providing strategic direction and services for EGI's real estate and corporate activities from November 1992 until March 1997.

     Mark S. Germain, age 49, has been a director of the Company since May 1997. Mr. Germain served as a trustee of the Trust from November 1992 until consummation of the Merger in May 1997. For the past five years he has been employed by Olmsted Group L.L.C., which is a consultant to biotechnology and other high technology companies. Mr. Germain also serves as a board member of several privately held biotechnology companies. He is also a member of the New York bar.

     Edward Lowenthal, age 55, has been the President, Chief Executive Officer and a director of the Company since its formation in January 1997. Mr. Lowenthal served as the President and Chief Executive Officer and as a trustee of the Trust from its formation in July 1992 until consummation of the Merger in May 1997. Mr. Lowenthal currently serves as a director of Omega Healthcare, Inc., a healthcare REIT, a director of Omega Worldwide, Inc., a director of Great Lakes REIT, Inc., a REIT that owns and operates office buildings, and a trustee of EQR. He is also a member of The Board of Governors of NAREIT.

     Rodney F. Du Bois, age 64, has been Vice Chairman since May 1999, Chief Financial Officer since June 1999 and a director of the Company since May 1997. Mr. Du Bois served as a trustee of the Trust from November 1992 until consummation of the Merger in May 1997. Mr. Du Bois also has been President and co-owner of Goshawk Corporation. Goshawk Corporation is the managing member of Goshawk Capital Partners, L.L.C., a private investment company.
Mr. Du Bois was a founder of Mountain Cable Company, a cable TV multiple system operator, and its Chairman from 1985 until the company's sale in 1988. Previously, Mr. Du Bois served as Executive Vice President and a director of
C. Brewer and Co., Chairman of Alexander and Baldwin Agribusiness, Inc., a managing director of Warburg, Paribas, Becker, Inc. and a Professor of Real Estate at the Amos Tuck School of Business Administration at Dartmouth College.

Executive Officers

     Each Executive Officer of the Company holds office at the pleasure of the Board. The Executive Officers of the Company are as set forth below:

     Jeffrey H. Lynford, Chairman of the Board and Secretary. Biographical information regarding Mr. Lynford is set forth above under "Other Directors".

     Edward Lowenthal, President and Chief Executive Officer. Biographical information regarding Mr. Lowenthal is set forth above under "Other Directors".

     Rodney F. Du Bois, Vice Chairman and Chief Financial Officer. Biographical information regarding Mr. Du Bois is set forth above under "Other Directors".

     David M. Strong, age 41, has been a Vice President for Development of the Company since its formation in January 1997. Mr. Strong served as a Vice President of the Trust from July 1995 until consummation of the Merger in May 1997. From July 1994 until July 1995 he was Acquisitions and Development Associate of the Trust. From 1991 to 1994, Mr. Strong was President and owner of LPI Management, Inc., a commercial real estate company providing management and consulting services. From 1984 to 1991, he was a senior executive with the London Pacific Investment Group, a real estate development, investment and management firm active in Southern California and Western Canada. From 1979 to 1984, Mr. Strong was a manager with Arthur Young and Company, a public accounting firm. Mr. Strong is a member of the Canadian Institute of Chartered Accountants.

     James J. Burns, age 60, has been the Senior Vice President and Chief Accounting Officer of Wellsford Real Properties since October 1999. Mr. Burns was previously a Senior Audit Partner with Ernst & Young's E&Y Kenneth Leventhal Real Estate Group where he was employed for 25 years, including 23 years as a partner. His diversified real estate experience includes servicing commercial and multifamily residential real estate developers and owners, equity and mortgage Real Estate Investment Trusts, home builders, hotel owners, mortgage banking and other companies. Mr. Burns is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Key Employees

     Richard R. Previdi, age 43, is the President and Chief Operating Officer of Wellsford Commercial Properties Trust ("WCPT"), a Maryland REIT and wholly owned subsidiary of the Company, and has managed the acquisition and operation of the commercial properties of Wellsford/Whitehall Group, LLC ("WWG") of which WCPT is the managing member, since August 1997. From May 1988 until May 1994, he was first a Partner and then a Managing Director with Trammell Crow Company in the firm's Washington, D.C. area office. From October 1985 to May 1988, he was first a Project Manager and then a Principal with Trammell Crow Company in the same office. From October 1982 until October 1985, Mr. Previdi was a manager with Arthur Young and Company, a public accounting firm.

     William H. Darrow II, age 52, has been a Managing Director of the Company since August 1997. From 1993 to 1997, Mr. Darrow was a founder and partner of Mansfield Partners, Inc., a real estate investment, management, and consulting firm. From 1989 until 1993, Mr. Darrow was Senior Vice President and Manager of the US Real Estate Group of Banque Indosuez, a French merchant bank. From 1987 until 1989, he was President of CRI Institutional Real Estate. From 1984 to 1987, Mr. Darrow was a managing director in the corporate finance group of Prudential-Bache Securities. From 1983 to 1984, he was President of Dade Savings and Loan Association. Prior to joining Dade Savings, Mr. Darrow was a Senior Vice President with Chemical Bank, which he joined in 1969.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information regarding the beneficial ownership of Common Shares and Class A Common Shares (collectively, the "Shares") by each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares, by each director of the Company, by each executive officer of the Company named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Gregory F. Hughes' employment by the Company terminated on June 18, 1999. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.


                                 Amount and Nature          Percentage
Name and Address                  of Beneficial                 of
of Beneficial Owner (1)(2)          Ownership               Class (3)
-------------------------        -----------------          ----------

Jeffrey H. Lynford (4) . . . . . .      1,393,317              8.2

Edward Lowenthal (5) . . . . . . .      1,403,898              8.2

David M. Strong (6). . . . . . . .        179,640              *

James J. Burns (7) . . . . . . . .         50,000              *

Gregory F. Hughes (8). . . . . . .        248,897              *
5 Somerset Avenue
Garden City, New York 11530

Douglas Crocker II (9) . . . . . .         39,997              *
  c/o Equity Residential Properties Trust
  Two North Riverside Plaza
  Chicago, Illinois  60606

Rodney F. Du Bois (10) . . . . . .        203,024              *
  32 Rip Road
  Hanover, New Hampshire 03755

Richard S. Frary (11). . . . . . .         32,318              *
  c/o Tallwood Associates, Inc.
  1350 Avenue of the Americas, Suite 2701
  New York, New York 10019

Mark S. Germain (12) . . . . . . .         99,887              *
  6 Olmsted Road
  Scarsdale, New York 10583

Martin Bernstein (13). . . . . . .          7,199              *
  c/o Franklin Mutual Advisors, LLC
 51 John F. Kennedy Parkway
 Short Hills, New Jersey, 07078

Meyer S. Frucher . . . . . . . . .              0              *
324 West 101 Street, #2
New York, New York, 10025

All directors and executive officers
  as a group (11 persons) (14) . .      3,560,177             21.0
Morgan Stanley DeanWitter
  Investment Management Inc. . . .      3,034,434             17.8
  1221 Avenue of the Americas
  New York, NY 10036
Franklin Mutual Advisors, LLC. . .      4,062,569             23.9
  51 John F. Kennedy Parkway
  Short Hills, New Jersey, 07078


______________

   * Less than 1.0%

(1) Unless otherwise indicated, the address of each person is c/o Wellsford Real Properties, Inc., 535 Madison Avenue, New York, New York 10022.

(2) WHWEL Real Estate Limited Partnership, a Delaware limited partnership ("Whitehall"), has the right to acquire 4,256,197 Common Shares at $12.10 per share (or an aggregate of $51,500,000) pursuant to warrant agreements. Payment may be made in cash or in exchange for certain membership units Whitehall owns in WWG valued at their original cost. Whitehall has the right to exchange an additional $25,000,000 of other membership units it owns in WWG for shares of the Company's common stock or cash at the Company's sole discretion, based upon the price paid for such membership units and the current market value of the Company's common stock. The two principals of Creamer Vitale Wellsford are the holders in the aggregate of 148,000 five-year warrants to purchase the Company's common shares at an exercise price of $15.18 per share.

(3) Assumes the conversion of 339,806 Class A Common Shares issued to ERP Operating Limited Partnership, an Illinois limited partnership, into 339,806 Common Shares.

(4) Includes 1,138,205 Common Shares issuable upon the exercise of options (544,439 of which are exercisable on or before June 23, 2000). Options to purchase 452,705 of these shares represent replacement options for Trust share options. Also includes 185,401 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lynford does not have voting power or distribution rights. Also includes 7,797 Common Shares held by the Lynford Family Charitable Trust, u/a dated December 16, 1984; Mr. Lynford disclaims beneficial ownership of such shares. Also includes 5,850 Common Shares held by Mr. Lynford's Keough account.

(5) Includes 1,138,205 Common Shares issuable upon the exercise of options (544,439 of which are exercisable on or before June 23, 2000). Options to purchase 452,705 of these shares represent replacement options for Trust share options. Also includes 185,401 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lowenthal does not have voting power or distribution rights. Also includes 291 Common Shares held by Ilene Lowenthal, Mr. Lowenthal's wife, Mr. Lowenthal disclaims beneficial ownership of such shares. Also includes 2,000 Common Shares held by Mr. Lowenthal's Keough account.

(6) Includes 151,126 Common Shares issuable upon the exercise of options (114,047 of which are exercisable on or before June 23, 2000). Options to purchase 40,626 of these shares represent replacement options for Trust share options.

(7) Represents 50,000 Common Shares issuable upon the exercise of options (0 of which are exercisable on or before June 23, 2000).

(8) Includes 199,605 Common Shares issuable upon the exercise of options all of which are exercisable on or before June 23, 2000. Options to purchase 102,605 of these shares represent replacement options for Trust share options

(9) Includes 36,375 Common Shares issuable upon the exercise of options (24,250 of which are exercisable on or before June 23, 2000). Excludes 339,806 Class A Common Shares issued to ERP Operating Limited Partnership. Mr. Crocker is President, Chief Executive Officer and a trustee of EQR, the general partner of ERP Operating Limited
     Partnership, and disclaims beneficial ownership of such shares.

(10) Includes 177,750 Common Shares issuable upon the exercise of options (102,750 of which are exercisable on or before June 23, 2000.) Also includes 1,500 Common Shares held by Carol Du Bois, Mr. Du Bois' wife; Mr. Du Bois disclaims beneficial ownership of such shares.

(11) Includes 10,000 Common Shares issuable upon the exercise of options, (5,000 which are exercisable on or before June 23, 2000.) Also includes 5,000 Common Shares held by Irene Frary, Mr. Frary's wife; Mr. Frary disclaims beneficial ownership of such shares.

(12) Includes 96,265 Common Shares issuable upon the exercise of options (81,265 of which are exercisable on or before June 23, 2000). Options to purchase 38,515 of these shares represent replacement options for Trust share options. Also includes 30,101 Common Shares held by Margery Germain, Mr. Germain's wife; Mr. Germain disclaims beneficial ownership of such shares.

(13) Includes 4,800 Common Shares held by Mr. Bernstein's wife; Mr. Bernstein disclaims beneficial ownership of such shares.

(14) Includes the Common Shares referred to in footnotes (4) through (13) above.


Executive Compensation

     The following table sets forth certain information concerning the compensation of the Chief Executive Officer and each of the other Executive Officers of the Company whose cash compensation from the Company exceeded $100,000 for the year ended December 31,
1999.

                                                     SUMMARY COMPENSATION TABLE

                               Annual Compensation                               Long-Term Compensation
                       ------------------------------------------------------------------------------------------------
                                                                           Awards                       Payouts
                                                                 ----------------------------   ----------------------
                                                      Other                     Securities
Name and                                             Annual      Restricted     Underlying        LTIP       All Other
Principal                                         Compensation      Stock      Options/SARS      Payouts   Compensation
Position               Year    Salary(A)   Bonus       (B)      Awards(s)(C)        (D)            (E)          (F)
---------              ----   ---------    -----  ------------  ------------   ------------     -------   ------------

Edward Lowenthal
 President and
 Chief Executive
 Officer . . . . . .   1999   $291,747   $325,000      ---       $      0            50,000       ---       $ 17,095
                       1998   $283,250   $650,000(G)   ---       $975,000           200,000       ---       $ 16,095
                       1997   $137,500   $525,000(H)   ---       $225,000           485,500       ---       $ 16,095

Jeffrey H. Lynford
 Chairman of the
 Board and
 Secretary . . . . .   1999   $291,747   $325,000      ---       $      0            50,000       ---       $ 17,084
                       1998   $283,250   $650,000(G)   ---       $975,000           200,000       ---       $ 16,084
                       1997   $137,500   $525,000(H)   ---       $225,000           485,500       ---       $ 16,084

Rodney F. Du Bois (I)
 Vice Chairman and
 Chief Financial
 Officer . . . . . .   1999   $133,333   $150,000      ---       $200,000           125,000       ---       $      0

David M. Strong
 Vice President -
 Development . . . .   1999   $154,500   $100,000      ---       $ 50,000            15,000       ---       $  2,500
                       1998   $150,000   $100,000      ---       $150,000            10,000       ---       $  1,500
                       1997   $ 62,500   $ 75,000      ---       $      0            85,500       ---       $  1,500

James J. Burns
 Chief Accounting
 Officer . . . . . .   1999   $ 50,000   $ 50,000      ---       $      0            50,000       ---       $      0

Gregory F. Hughes (J)
 Former Chief Financial
 Officer . . . . . .   1999   $398,164   $      0      ---       $      0                 0       ---       $      0
                       1998   $203,000   $400,000(K)   ---       $600,000            40,000       ---       $  4,500
                       1997   $100,000   $225,000      ---       $225,000           285,500       ---       $  4,500


(A)  Amounts shown are actual payments by the Company.

(B)  No named Executive Officer received perquisites or other personal benefits aggregating more than the lesser of 10% of his total annual salary and bonus or $50,000.


(Footnotes continued from previous page)

(C) Messrs. Lowenthal, Lynford and Hughes each received a grant of 14,286 restricted Common Shares in December 1997 (the "1997 Restricted Share Grants"). Twenty percent (20%) of the 1997 Restricted Share Grants vest on each anniversary date of the grant over a 5-year period provided that the respective Executive Officer is still employed by the Company (otherwise any unvested restricted Common Shares will be redeemed by the Company at $.01 per share). Unless and until the Company redeems such Common Shares, each named Executive Officer has sole voting power and the right to receive all dividends (if any) with respect to such Common Shares. Messrs. Lowenthal, Lynford , Hughes and Strong received grants of 109,860, 109,860, 67,606 and 16,902 restricted Common Shares, respectively, in December 1998 (the "1998 Restricted Share Grants").
     One third of the 1998 Restricted Share Grants vest on each anniversary date of the grant over a 3-year period, with the same terms as the 1997 Restricted Share Grants. Mr. DuBois received a grant of 20,000 restricted common shares on May 3, 1999 (the "Restricted Share Grant"). One eighth of the Restricted Share Grant vests each quarter from the date of the grant over a 2-year period. Mr. Du Bois received the Restricted Share Grant at a price of $10.00 per common share. Mr. Strong received a grant of 5,882 restricted common shares in December 1999 (the "1999 Restricted Share Grant"). One third of the 1999 Restricted Share Grant vests on each anniversary date of the grant over a 3-year period, with the same terms as the 1997 Restricted Share Grants. Notwithstanding the foregoing, all of the 1997 Restricted Share Grants, 1998 Restricted Share Grants and 1999 Restricted Share Grant were contributed to the Company's deferred compensation plan and, therefore, the respective Executive Officers do not have voting power or distribution rights with respect to such Common Shares. Based upon the market price on the date immediately preceding the date of grant of $15.75 per Common Share, the 1997 Restricted Share Grants had an aggregate market value of $450,009. The aggregate market value of such grants, based on the closing price of the Company's Common Shares on December 31, 1999 ($8.50 per share), was $242,862. Based upon the market price on the date immediately preceding the date of grant of $8.875 per Common Share, the 1998 Restricted Share Grants had an aggregate market value of $2,064,520. The aggregate market value of such grants, based on the closing price of the Company's Common Shares on December 31, 1999 ($8.50 per share), was $2,011,287. Based upon the closing market price on the date immediately preceding the date of grant of $8.00 per Common Share, the 1999 Restricted Share Grant had an aggregate market value of $50,000. The aggregate market value of such grants, based on the closing price of the Company's Common Shares on December 31, 1999 ($8.50 per share), was $53,125.

(D) See "Management Incentive Plans" regarding certain other options issued by the Company.

(E)  "LTIP Payouts" refers to long-term incentive plan payouts.

(F) The amounts set forth include annual premiums of $14,595 and $14,584 in 1999, 1998 and 1997 made by the Company related to split dollar life insurance plans for the benefit of Messrs. Lowenthal and Lynford, respectively. The Company expects to be reimbursed for these payments from the proceeds of this insurance, if any. The amounts set forth also include contributions to the Company's defined contribution savings plan pursuant to Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). Contributions of $1,500 were made by the Company on behalf of each of Messrs. Lowenthal, Lynford and Strong relating to 1998 and 1997 and $2,500 was contributed by the Company for 1999.

(G) Includes 36,620 Common Shares valued at the closing price of the Company's Common Shares on the date immediately preceding the date of grant ($8.875 per share) and contributed to the Company's deferred compensation plan.

(H) Includes 19,048 Common Shares valued at the closing price of the Company's Common Shares on the date immediately preceding the date of grant ($15.75 per share) and contributed to the Company's deferred compensation plan.

(I) Excludes all 1999 compensation received for serving on the Company's Board prior to becoming an employee of the Company in May 1999.

(J)  Gregory F. Hughes' employment by the Company terminated on June 18,
     1999.

(K) Includes 16,902 Common Shares valued at the closing price of the Company's Common Shares on the date immediately preceding the date of grant ($8.875 per share) and originally contributed to the Company's deferred compensation plan. Such shares were released to Mr. Hughes upon the termination of his employment.

     The following table sets forth certain information concerning options granted during the year ended December 31, 1999 to the Executive Officers named in the Summary Compensation Table above. The Company did not grant any share appreciation rights during this period. See "Management Incentive Plans" regarding certain other options issued by the Company.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  Percent of
                     Number of       Total
                    Securities   Options/SARs  Exercise             Grant
                    Underlying    Granted to      or                 Date
                   Options/SARs  Employees in    Base   Expiration  Present
Name                Granted(A)    Fiscal Year    Price     Date    Value(B)
-----              ------------  ------------- -------- ---------- --------

Edward Lowenthal . . . 50,000(C)      14.3%       (D)      2009    $243,500
Jeffrey H. Lynford . . 50,000(C)      14.3%       (D)      2009    $243,500
Rodney F. Du Bois. . . 25,000(C)       7.2%       (D)      2009    $121,750
Rodney F. Du Bois. . .100,000(C)      28.6%       (D)      2009    $587,000
David M. Strong. . . . 15,000(C)       4.3%       (D)      2009    $ 73,050
James J. Burns . . . . 50,000         14.3%       (D)      2009    $275,000
Gregory F. Hughes (E).      -            0%       (D)      2009    $      -


(A) The right to receive reload options was given in connection with such options. The reload options enable the Executive Officer to purchase a number of Common Shares equal to the number of Common Shares delivered by him to exercise the underlying option. The effective date of the grant of the reload options will be the date the underlying option is exercised by delivering Common Shares to the Company. The reload options have the same expiration date as the underlying options and will have an exercise price equal to the fair market value of the Common Shares on the effective date of the grant of the reload options.

(B) Based upon the Black-Scholes option pricing model using (i) a 36.3% expected volatility and (ii) a 6.08% risk-free rate of return for the options granted to Messrs. Lowenthal, Lynford and Strong, as well as 25,000 of the options granted to Mr. Du Bois and using (i) a 36.8% expected volatility and (ii) a 5.95% risk-free rate of return for the options granted to Mr. Burns and using (i) a 36.7% expected volatility and (ii) a 5.38% risk-free rate for the 100,000 options granted to Mr. Du Bois based upon the data available on the date of grant.

(C) One fifth of the options granted to Messrs. Lowenthal, Lynford, Strong and Burns in the fiscal year ended December 31, 1999 vest and become exercisable on each of the respective anniversary dates in 2000, 2001, 2002, 2003 and 2004. Twenty-five thousand of the options granted to Mr. Du Bois will vest in accordance with the terms set forth above and the other 100,000 options were granted to Mr. Du Bois pursuant to his employment agreement. Of these 100,000 options, 50,000 vested on December 15, 1999 and the other 50,000 will vest on December 15, 2000.

(D) Messrs. Lowenthal's, Lynford's and Strong's options have an exercise price of $8.15 per share, equal to the average of the high and low price of the shares for the day preceding the grant date. Twenty-five thousand of the options granted to Mr. Du Bois have an exercise price of $8.15 per share, equal to the average of the high and low price of the shares for the day preceding the grant date. One hundred thousand of the options granted to Mr. Du Bois have an exercise price of $10.06 per share. All of Mr. Burns' options have an exercise price of $9.19 per share, equal to the average of the high and low price of the shares for the day preceding the grant date.

(E)  Gregory F. Hughes' employment by the Company terminated on June 18,
     1999.



     The following table sets forth certain information concerning the value of unexercised options as of December 31, 1999 held by the Executive Officers named in the Summary Compensation Table above. Messrs. Lowenthal and Lynford ceded 50,000 options each during the year ended December 31, 1999.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES

                     Number of Securities
                    Underlying Unexercised        Value of in-the-Money
                        Options/SARs at              Options/SARs at
                      Fiscal Year-End(A)           Fiscal Year-End(B)
                   ---------------------------   ---------------------------
Name               Exercisable  Unexercisable    Exercisable   Unexercisable
                   ------------ -------------    -----------   -------------

Edward Lowenthal      379,055     759,150         $14,599        $17,500
Jeffrey H. Lynford    379,055     759,150         $14,599        $17,500
Rodney F. Du Bois      38,500     139,250         $     0         $8,750
David M. Strong        78,375      72,748         $15,558        $10,976
James J. Burns              0      50,000         $     0             $0
Gregory F. Hughes (C) 133,254      66,351         $ 4,885         $8,944



(A) The right to receive reload options was given in connection with such options. The reload options enable the Executive Officer to purchase a number of Common Shares equal to the number of Common Shares delivered by him to exercise the underlying option. The effective date of the grant of the reload options will be the date the underlying option is exercised by delivering Common Shares to the Company. The reload options have the same expiration date as the underlying options and will have an exercise price equal to the fair market value of the Common Shares on the effective date of the grant of the reload options.

(B) The fair market value on December 31, 1999 of the Common Shares underlying the options was $8.50 per Common Share.

(C)  Gregory F. Hughes' employment by the Company terminated on June 18,
     1999.


Board of Directors' Meetings

     The Board held four regular meetings during 1999. Management also confers frequently with the Board on an informal basis to discuss Company affairs. Frank J. Sixt did not attend any of the Board meetings held during 1999. He will not be standing for re-election as a director.

Board Committees

     The Board has established an Executive Committee, a Compensation Committee and an Audit Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the entire Board performs the usual functions of such committee.

     Executive Committee. The Executive Committee consists of Messrs. Lynford, Lowenthal and Hoenemeyer. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally to exercise all other powers of the directors except for those which require action by all directors or the independent directors under the charter or bylaws of the Company or under applicable law.

     Compensation Committee. During 1999, the Compensation Committee consisted of Messrs. Crocker, Frary, Germain, Hoenemeyer and Sixt, none of whom are employees of the Company. As of January 1, 2000, Frank J. Sixt was no longer on the Committee. The Compensation Committee reviews the Company's compensation and employee benefit plans, programs and policies, approves employment agreements and monitors the performance and compensation of the executive officers and other employees. The Compensation Committee held one meeting during 1999.

     Audit Committee. During 1999, the Audit Committee consisted of Messrs. Frary, Germain, Hoenemeyer and Sixt and made recommendations concerning the engagement of independent public accountants, reviewed with the independent public accountants the plans and results of the audit engagement, approved the professional services provided by the independent public accountants, reviewed the independence of the independent public accountants, considered the range of audit and non-audit fees, reviewed the adequacy of the Company's internal accounting controls and reviewed related party transactions. As of January 1, 2000, Frank J. Sixt was no longer on the Committee. The Audit Committee held one meeting during 1999.

Compensation of Directors

     The Company pays to each of its directors who are not employees of the Company (i) an annual fee of $16,000, payable quarterly in Common Shares, and
(ii) a fee of $2,250 payable in cash for each regular quarterly Board meeting at which such director is present in person or by telephone. Each non-employee director also receives options to purchase 5,000 Common Shares annually. Directors who are employees of the Company are not paid any directors' fees. In addition, the Company will reimburse the directors for travel expenses incurred in connection with their activities on behalf of the Company.

Employment Agreements

     The Company has entered into employment agreements with Messrs. Lynford and Lowenthal (the "Senior Executives"), pursuant to which Mr. Lynford serves as the Chairman of the Board of the Company and Mr. Lowenthal serves as its President and Chief Executive Officer. The Company has also entered into employment agreements with Messrs. Du Bois, Burns and Strong. The employment agreements with Messrs. Lynford and Lowenthal will expire on December 31, 2002, and the employment agreements with Messrs. Burns, Du Bois and Strong will expire on September 30, 2001, May 2, 2001 and May 29, 2000, respectively.

     Each of the employment agreements is automatically extended for additional one-year periods unless either the Executive Officer or the Company gives prior notice not to extend the employment agreement, as specified in the agreement.

     Pursuant to the employment agreements, each of the Executive Officers is also entitled to incentive compensation to be determined by the Compensation Committee.

     In the event that either of the Senior Executives dies during the term of his employment agreement, or if the Company elects to terminate his employment agreement as a result of the Senior Executive's total disability, the Company is required to pay additional compensation for the longer of 36 months after such termination or for the remaining term of his agreement at the rate of his then annual base salary.

     If a Senior Executive's employment agreement is terminated by the Senior Executive following a "change in control" of the Company (as defined in the agreements), then the Senior Executive shall be entitled to receive a lump sum cash payment generally equal to the sum of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) 299% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated. If a Senior Executive's employment agreement is terminated by the Company other than for "proper cause" (as defined in the agreements) or death or disability, then the Senior Executive shall be entitled to receive a lump sum cash payment generally equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated or (ii) 299% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated.

     The Senior Executives are also entitled to reimbursement of income taxes on certain non-cash taxable income resulting from a change in control of the Company, including taxable income resulting from accelerated loan forgiveness or vesting of restricted shares or options. In addition, each Senior Executive is entitled to receive an additional sum to cover certain resulting income and excise tax liabilities that may be incurred on all of the foregoing.

     If following a "change in control" of the Company (as defined in the agreements), the employment agreement of either Mr. Du Bois or Mr. Strong is terminated (a) by the Company, other than for "Cause" (as defined in the agreements) or (b) by Mr. Du Bois or Mr. Strong, as the case may be, then Mr. Du Bois or Mr. Strong, as the case may be, shall be entitled to receive a lump sum cash payment generally equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) (a) for Mr. Strong, 200% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated; and (b) for Mr. Du Bois, 299% of his average annual compensation of every type and form includible in gross income received during the term of his agreement.

Management Incentive Plans

     The Company has a 1997 Management Incentive Plan and a 1998 Management Incentive Plan (collectively, the "Management Incentive Plans") and a Rollover Stock Option Plan (the "Rollover Plan"; together with the Management Incentive Plans, the "Plans") for the purpose of aligning the interests of the Company's directors, executive officers and employees with those of the Stockholders and to enable the Company to attract, compensate and retain directors, executive officers and employees and provide them with appropriate incentives and rewards for their performance. The existence of the Plans should enable the Company to compete more effectively for the services of such individuals. The Rollover Plan was established for the purpose of granting options and corresponding rights to purchase Common Shares in replacement of former Trust share options. Each Plan provides for administration by a committee of two or more non-employee directors established for such purpose.

     Awards to directors, executive officers and other employees under the Plans may take the form of stock options, including corresponding stock appreciation rights and reload options. Under the Management Incentive Plans, the Company may also provide restricted stock awards, stock purchase awards and stock purchase loans to enable Management Incentive Plan participants to pay for stock purchase awards. The maximum number of Common Shares that may be the subject of awards under the Management Incentive Plans is 5,075,235 shares. Options to acquire 2,263,125 Common Shares have been granted under the Management Incentive Plans to 21 individuals, including directors, executive officers and employees of the Company. Options to purchase 1,326,235 Common Shares were granted under the Rollover Plan at the closing of the Merger principally to certain executive officers and directors of the Company. Messrs. Lynford, Lowenthal, Hughes, Germain and Strong each received options under the Rollover Plan to purchase 452,705, 452,705, 102,605, 38,515 and 40,626 Common Shares, respectively, which options represent replacement options for Trust share options.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs.: Douglas Crocker II, Richard S. Frary, Mark S. Germain and Frank J. Hoenemeyer, none of whom is, or has been, an officer or employee of the Company. Jeffrey H. Lynford, the Company's Chairman of the Board, and Edward Lowenthal, the Company's President and Chief Executive Officer, each serve on the board of trustees of EQR, of which Douglas Crocker II is President, Chief Executive Officer and a trustee.

Certain Transactions

     The Company is a 51% owner of a joint venture special purpose finance company ("SPFC") . In addition to its other activities, this SPFC has invested $6.5 million in Reis Reports, Inc. ("REIS"), a leading provider of real estate market information to institutional investors. The primary stockholder of REIS is the brother of Mr. Lynford, Mr. Lynford recused himself from the REIS investment decisions.


               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and adopts compensation plans, programs and policies and monitors the performance and compensation of Executive Officers.

     The key elements of the Company's executive compensation package are base salary, annual bonus and long-term incentives. The policies with respect to each of these elements are discussed below.

Compensation Philosophy

     The Compensation Committee seeks to enhance the profitability of the Company, and thus Stockholder value, by aligning closely the financial interests of the Company's Executive Officers with those of its Stockholders. The Compensation Committee believes that the Company's compensation program should:

     o Emphasize stock ownership and, thereby, tie long-term compensation to increases in Stockholder value.

     o Enhance the Company's ability to attract and retain qualified Executive Officers.

     o    Stress teamwork and overall Company results.

Base Salary

     Base salaries for Executive Officers are determined by evaluating the responsibilities of the position held and the experience and qualifications of the individual, with reference to the competitive marketplace for Executive Officers at certain other similar companies. The Company believes that the base salaries for its Executive Officers are less than the average of the base salaries for Executive Officers at such other similar companies.

Annual Bonus

     Pursuant to their employment agreements, each of the Executive Officers is entitled to incentive compensation to be determined by the Compensation Committee.

     The bonuses awarded in 1999 reflect the financial and strategic successes which the Company achieved, including the acquisition of 866,000 square feet ("SF") of commercial space and the sale of 4 assets by WWG, the Company's joint venture with an affiliate of Goldman Sachs Group Inc., the successful negotiation of an additional $100 million of equity for WWG, the funding of approximately $13 million of real estate-related debt securities, as well as each respective Executive Officer's time and effort during the year.

Long-Term Incentive

     Long-term incentives are designed to align the interests of the Executive Officers with those of the Stockholders. In awarding grants of restricted Common Shares to Executive Officers and granting them options to purchase Common Shares, consideration is given to the long-term incentives previously granted to them.

     Share options will generally be granted with an exercise price equal to the fair market value of the Common Shares and vest and become exercisable over a period of years based upon continued employment. This is intended to create Stockholder value over the long term since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years.

     Grants of restricted Common Shares also form a part of the Company's long-term incentive package. Typically, some portion of such grants will vest annually over a period of several years, subject to the Company achieving certain performance goals and the Executive Officer remaining employed by the Company. In making grants of restricted Common Shares, the Compensation Committee will consider and give approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

     Another component of the Company's long-term incentive package may include making loans to Executive Officers for the purchase of Common Shares. These loans typically will be secured by the Common Shares purchased and otherwise will be non-recourse. The loans may be interest-free and may be forgiven in whole or in part over time provided that the Executive Officer remains employed by the Company. In making share loans, the Compensation Committee will consider the same factors it considers in making grants of restricted Common Shares.

     The Compensation Committee believes that stock options, grants of restricted stock, allocations or portions of the Promote and loans to purchase stock promote loyalty to the Company and encourage recipients to coordinate their interests with those of the Stockholders. The Compensation Committee may consider additional types of long-term incentives in the future.

Compensation of Chief Executive Officer and  Chairman of the Board

     Mr. Lowenthal's and Mr. Lynford's compensation is determined pursuant to the principles noted above and as set forth in their employment agreements. Specific consideration has been given to their qualifications, responsibilities and experience in the real estate industry, and the compensation package awarded to the most senior executive officers of other comparable companies with similar market capitalization. The Company believes that Mr. Lowenthal's and Mr. Lynford's base salaries as set forth in their employment agreements are less than the average base salaries for comparable senior officers of such other similar companies.

     It is the responsibility of the Compensation Committee to address the issues raised by the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any Executive Officer will receive any such compensation in excess of this limit. Therefore, the Compensation Committee has not taken any action to comply with the limit.

Conclusion

     Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and Company performance and the creation of Stockholder value. However, periodic business cycle fluctuations may result in an imbalance for a particular period.

     The foregoing report has been furnished by the Compensation Committee.

March 29, 2000

          Douglas Crocker II                 Mark S. Germain
          Frank J. Hoenemeyer                Richard S. Frary

                    COMMON SHARE PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total Stockholder return on the Common Shares for the period commencing May 30, 1997 through December 31, 1999 with the cumulative return total on the Russell 2000 Index ("Russell 2000") and the Company's peer group for the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Russell 2000, in the Company's peer group and in the Common Shares on May 30, 1997, and (ii) reinvestment of dividends. The total return for the Common Shares since May 1997 is approximately -17.56% versus approximately -10.30 % for the Company's peer group and approximately 30.93% for the Russell 2000. The Company's peer group consists of LNR Property Group, Inc., Capital Trust, Inc., Crescent Operating, Inc., Excel Legacy Corporation and Stratus Properties, Inc.


         EDGAR Representation of Data Points Used in Printed Graphic


                      WRP        Peer Group       Russell 2000
                     ----        -----------      ------------

5/30/97            $100.00        $100.00           $100.00
12/31/97           $151.60        $165.05           $114.78
12/31/98           $100.00        $104.26           $111.33
12/31/99           $ 82.44        $ 89.70           $130.93



Since the Company did not commence operations until May 30, 1997, the date of the spin-off, no data prior to that date is available.
                                 PROPOSAL 2

                                 Stock Split

PROPOSAL TO AMEND THE COMPANY'S CHARTER TO EFFECT THE REVERSE STOCK SPLIT

General

     The Board of Directors has declared it advisable and in the best interest of the Company and its Stockholders to amend the Charter of the Company to: i) effect a one-for-two reverse stock split (the "Reverse Stock Split") of the issued and outstanding Common Shares and the Class A Common Shares of the Company; and ii) reduce in the same proportion as the outstanding shares are reduced by the reverse stock split, the number of authorized Common Shares of the Company from 197,650,000 to 98,825,000 and the number of authorized Class A Common Shares of the Company from 350,000 to 175,000; and iii) increase the par value of the Common Shares and Class A Common Shares from $.01 per share to $.02 per share. A copy of the amendment (the "Amendment") is attached as Appendix A.

     If the Amendment is approved by the Stockholders: i) each two Common Shares, par value $.01 per share, outstanding at the close of business on the effective date of the amendment (the "Effective Time") will be converted automatically into one Common Share; ii) each two Class A Common Shares, par value $.01 per share, outstanding at the close of business at the Effective Time will be converted automatically into one Class A Common Share; iii) each two authorized Common Shares, par value $.01 per share, authorized by the Company at the close of business at the Effective Time will be converted automatically into one authorized Common Share, par value $.02 per share; and
iv) each two authorized Class A Common Shares, par value $.01 per share, authorized by the Company at the close of business at the Effective Time will be converted automatically into one authorized Class A Common Share, par value $.02 per share. To avoid the existence of fractional Common Shares, any Stockholder who would otherwise be entitled to receive a fractional Common Share will receive the fair market value for such fractional share from the Company. The Effective Time is anticipated to be as soon as practicable following the date of the annual meeting.

Purposes of Reverse Stock Split

     It is the policy of certain brokerage firms not to provide coverage and research with respect to low priced shares. A reverse stock split would double the price of the Company's shares. Therefore, the Board believes that the Reverse Stock Split will cause the Common Shares to be more attractive to analysts, and, as a result, will produce greater analyst coverage and research regarding the Company.

     Many institutional and other investors look upon shares trading at low prices as unduly speculative in nature, and, as a matter of policy, avoid investment in such shares. Hopefully, the Reverse Stock Split will make the shares more attractive to a broader range of investors by increasing the price per share so that institutional and other investors with minimum price per share restrictions can acquire the stock. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced shares. Some of those policies and practices pertain to the payment of the brokers' commissions and to time-consuming procedures which function to make the handling of low priced shares unattractive to brokers from an economic standpoint. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low priced shares because the brokerage commission on a sale of low priced shares generally represents a higher percentage of the sales price than the commission on the sale of higher priced issues. Accordingly, the Board believes that the current per share price may reduce the effective marketability of the Common Shares because of the reluctance of many leading brokerage firms to recommend low priced shares to their clients.

Effects of the Reverse Split

     If the Amendment is implemented: i) the number of outstanding Common Shares will be reduced from approximately 16,304,564 shares to approximately 8,152,282 shares; ii) the number of outstanding Class A Common Shares will be reduced from 339,806 to 169,903 shares; iii) the number of authorized Common Shares of the Company will be reduced from 197,650,000 to 98,825,000 and the number of authorized Class A Common Shares of the Company will be reduced from 350,000 to 175,000; and iv) the par value of the Common Shares and Class A Common Shares will be increased from $.01 per share to $.02 per share. The Amendment would not affect any Stockholder's proportionate equity interest in the Company. The Amendment also would not affect the rights, preferences privileges or priorities of any of the Company's outstanding classes and series of stock. The Amendment will not affect the registration of the Common Shares under the Securities Exchange Act of 1934. All fees incurred in connection with the implementation of the proposed Reverse Stock Split will be borne by the Company.

     The Company, after the reverse stock split, will have approximately 8,677,716 Common Shares reserved for issuance upon exercise of stock options, warrants, convertible securities and exchange of $25,000,000 of WWG units held by Whitehall for Common Shares leaving 81,995,002 Common Shares authorized, but unissued and not reserved for any particular purpose. All of the 81,995,002 Common Shares authorized but unissued and not reserved for future issuance would be subject to issuance, from time to time, in the discretion of the Board of Directors for any proper corporate purpose without further action by Stockholders unless otherwise required by law or other applicable rules and regulations.

     The number of shares subject to stock options granted to directors, officers and employees of the Company under the Company's various stock plans and the strike price for such SARs will be proportionately adjusted for the Reverse Stock Split. The number of Common Shares authorized for the stock plans and the number of shares issuable upon the exercise of warrants issued by the Company will be proportionately adjusted.

     The Company has recently completed an odd-lot share repurchasing program. The Reverse Stock Split may leave certain Stockholders with one or more "odd lots" of Common Shares, or amounts of less than 100 shares. Such odd lots may be more difficult to sell or may require greater transaction costs per share to sell than shares in even multiples of 100. The Company may consider implementing in the future another odd-lot repurchase program to allow Stockholders owning less than 100 shares of common stock to sell their odd-lot holdings.

     Although the Board of Directors believes as of the date of this Proxy Statement that the Reverse Stock Split is advisable, the Reverse Stock Split proposal may be abandoned by the Board of Directors at any time before, during or after the annual meeting and prior to filing the Amendment to the Charter with the State Department of Assessments and Taxation of Maryland.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

     The Reverse Stock Split will occur at the Effective Time without any action on the part of the Company's Stockholders and without regard to the date or dates certificates formerly representing Common Shares or Class A Common Shares ("old certificates") are physically surrendered for certificates representing the number of Common Shares or Class A Common Shares such Stockholders are entitled to receive as a result of the Reverse Stock split ("new certificates").

     As soon as practicable after the Effective Time, the Company will send a letter of transmittal to each Stockholder of record at the Effective Time for use in transmitting old certificates to the Company's transfer agent, Boston Equiserve (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for new certificates representing the number of whole new Common Shares or whole new Class A Common Shares into which such holders' Common Shares or Class A Common Shares represented by the old certificates have been converted as a result of the Reverse Stock Split. Stockholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Old certificates not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged for new certificates at the first time they are otherwise presented for transfer. Until so surrendered, each current certificate representing Common Shares or Class A Common Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Shares in the appropriately reduced whole number of shares.

Federal Income Tax Consequences

     The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to Stockholders of the Company. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to Stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

     No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the federal income tax consequences to the Stockholders of the Company as a result of the Reverse Stock Split. Accordingly, each Stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such Stockholder, including the application and effect of state, local and foreign income and other tax laws.

     The Company believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its Stockholders, except for cash received for fractional shares. If the Reverse Stock split qualifies as a recapitalization under Section 368 (a)(1)(E) of the Internal Revenue Code of 1986, as amended, a Stockholder of the Company who exchanges his or her Common Shares or Class A Common Shares solely for new Common Shares or Class A Common Shares, as the case may be, should recognize no gain or loss for federal income tax purposes, except for cash received for fractional shares. A Stockholder who owns an odd number of Common Shares probably will be treated as having received one-half of a Common Share and immediately thereafter exchange such one-half share for the cash payment. A Stockholder's aggregate tax basis in his or her new Common Shares or Class A Common Shares received from the Company should be the same as his or her aggregate tax basis in the Common Shares or Class A Common Shares exchanged therefore, reduced by any basis allocable to any fractional shares which such Stockholder is treated as having sold for any cash received. The holding period of the new Common Shares and Class A Common Shares received by such Stockholder should include the period during which the Common Shares and Class A Common Shares surrendered in exchange therefore were held, provided all such Common Shares and Class A Common Shares were held as a capital asset on the exchange.

     The federal income tax consequences to Stockholders who receive cash for a fractional share are not entirely certain. Such Stockholders will probably be treated for federal income tax purposes as having sold their fractional share and will recognize a gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the common stock allocated to the fractional share. Stockholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split.

Vote Required

     Assuming a quorum is present, the affirmative vote of the holders of a majority of all the votes entitled to be cast of Common Shares and Class A Common Shares of the Company entitled to be cast is required to approve the Amendment. The presence in person or by proxy of Stockholders entitled to cast a majority of all votes of Common Shares and Class A Common Shares entitled to be cast will constitute a quorum. Shares represented by proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention will have the same effect as a vote "against" the Amendment. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

     The votes represented by the proxies received will be voted FOR approval of the adoption of the proposed Amendment unless a vote against such approval or to abstain from voting is specifically indicated on the proxy.


     The Board of Directors recommends a vote FOR the proposal to amend the Charter to effect i) a one-for-two reverse stock split of the issued and outstanding Common Shares and Class A Common Shares; ii) a proportionate reduction in the number of authorized Common Shares from 197,650,000 to 98,825,000 and the number of authorized Class A Common Shares from 350,000 to 175,000; and iii) an increase in the par value of the Common Shares and Class A Common Shares from $.01 per share to $.02 per share.


                                 PROPOSAL 3

        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors and the Audit Committee have appointed the firm of Ernst & Young LLP, the Company's independent public accountants for the fiscal year ended December 31, 1999, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. A proposal to ratify this appointment is being presented to the Stockholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

                            ____________________

     The Board recommends that you vote FOR the proposed ratification of appointment of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000.


    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent Stockholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.


                         STOCKHOLDERS PROPOSALS

     Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 2001 must be received by the Company at its principal executive offices no later than December 16, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     In addition, the Bylaws of the Company provide that in order for a Stockholder to nominate a candidate for election as a director at an annual meeting of Stockholders or propose business for consideration at such a meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting.


                       FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 1999, including financial statements, has been concurrently sent to the Stockholders. The Annual Report is not a part of the proxy solicitation materials. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 1999, as filed with the SEC, may be obtained without charge by contacting Barbara Joyce at the Company's principal executive offices at 535 Madison Avenue, New York, NY 10022.


                          EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with Stockholders or their personal representatives.
MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a fee not to exceed $4,000, plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of, MacKenzie Partners, Inc.


                                OTHER MATTERS

     The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgement.
                            ____________________




                                 APPENDIX A

                       WELLSFORD REAL PROPERTIES, INC.

                            ARTICLES OF AMENDMENT

          THIS IS TO CERTIFY THAT:

          FIRST: The charter of Wellsford Real properties, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting Section 6.1 of
Article VI of the Articles of Amendment and Restatement in its entirety and replacing it with the following:

          Section 6.1. Authorized Shares. The Corporation has authority to issue 98,825,000 shares of Common Stock, $.02 par value per share ("Common Stock"), 2,000,000 shares of Series A 8% Convertible Redeemable Preferred Stock, $.01 par value per share ("Series A Preferred Stocks"), and 175,000 shares of Class A Common Stock, $.02 par value per share ("Class A Common Stock"). The aggregate par value of all authorized shares of stock having par value is $2,000,000.

          SECOND: The charter of the Corporation is further amended by deleting the phrase "$.01 par value per share" from the definitions of Common Stock and Class A Common Stock contained in Section I of Article FIRST of the Articles Supplementary reclassifying and designating 2,000,000 shares of Common Stock, $.01 par value per share, as shares of Series A 8% Convertible Redeemable Preferred Stock, $.01 par value per share, and in Section 1 of Article FIRST of the Articles Supplementary reclassifying and designating 350,000 shares of Common Stock, $.01 par value per share, as Class A Common Stock, $.01 par value per share, and replacing it with the phrase "$.02 par value per share".

          THIRD: Immediately upon the acceptance of these Articles of Amendment for record (the "Effective Time") with the State Department of Assessments and Taxation of Maryland ("SDAT"), every two shares of Common Stock, $.01 par value per share, of the Corporation, which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Common Stock, $.02 par value per share, with any fractional shares of Common Stock, $.02 par value per share, being combined into whole shares and sold on the open market with the sales proceeds being distributed to the holders of such fractional shares as cash payment in lieu of such fractional shares. Immediately upon the Effective Time, every two shares of Class A Common Stock, $.01 par value per share, of the Corporation which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Class A Common Stock, $.02 par value per share, with any fractional shares of Class A Common Stock, $.02 par value per share, being combined into whole shares and sold on the open market with the sales proceeds being distributed to the holders of such fractional shares as cash payment in lieu of such fractional shares. At the Effective Time, any right, option, warrant or other contract right to purchase, at a certain exercise price per share or security, any number of shares of Common stock, $.01 par value per share, of the Corporation or any security convertible into such Common Stock, $.01 par value per share, shall without further action become an equivalent right, option, warrant or other contract right to purchase, at twice such exercise price per share or security, half of such number of shares of Common Stock, $.02 par value per share, of the Corporation or, as the case may be, a security convertible into half of such number of shares of Common Stock, $.02 par value per share, of the Corporation. At the Effective Time, any right, option, warrant or other contract right to purchase, at a certain exercise price per share or security, any number of shares of Class A Common Stock, $.01 par value per share, of the Corporation or any security convertible into such Class A Common Stock, $.01 par value per share, shall without further action become an equivalent right, option, warrant or other contract right to purchase, at twice such exercise price per share or security, half of such number of shares of Class A Common Stock, $.02 par value per share, of the Corporation or, as the case may be, a security convertible into half of such number of shares of Class A Common Stock, $.02 par value per share, of the Corporation.

          FOURTH: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          FIFTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of May, 2000.

ATTEST:                       WELLSFORD REAL PROPERTIES, INC.


____________________________  By:_______________________________ (SEAL)
 Secretary                       Edward Lowenthal
                                 President